Sponsorship Agreement

Brazil

Contracto de Patrocinio / Sponsorship Agreement

Nome legal do Candidado / Legal name of applicant:

Stone Cartoes Instituicao de Pagamento S.A.

Nome legal de patrocinador (Patrocinador) / Legal name of sponsor ("Sponsor"):

Stone Instituicao de Pagamento S.A.

Endereço legal / Legal address:

Av. Dra, Ruth Cardoso, 7221, Conjunto 2101, Andar 20, Sao Paulo, SP Brasil 05425-902

Visa Business ID:

10072503

De acordo com o Regulamento Operacional da Visa do Brasil, o Patrocinador abaixo assinado aqui nomeado se compromete a patrocinar o Candidado acima mencionado como participante dos Arranjos de Pagamento da Visa e garante que (i) ao melhor do seu conhecimento, as declarações previstas no Contrato de Participação nos Arranjos de Pagamento da Visa do Brasil e Licenciamento de Marca Registrada celebrado com Visa do Brasil Empreendimentos Ltda ("VISA DO BRASIL"), e em quaisquer anexos ao mesmo são verdadeiras, corretas e completas, e (ii) que o Patrocinador foi aceito como membro, ou apresentou solicitação para tal e, com a aceitação desta solicitação, a sua participação como Membro Principal dos Arranjos de Pagamento da Visa será concedida. O Patrocinador, pela presente, se compromete a (i) aceitar a completa e absoluta responsabilidade pelo fiel cumprimento, por parte do Candidado acima mencionado, de todos os requisitos do Regulamento Operacional da Visa do Brasil, conforme alterados de tempos em tempos, (ii) agir de forma a garantir o cumprimento adequado desta obrigação, (iii) notificar por escrito e imediatamente a VISA DO BRASIL sobre a rescisão ou modificação relevante do seu contrato de serviços com o Candidado acima mencionado.

O Patrocinador compreende que este Contrato representa um compromisso contratual obrigatório de sua parte e certifica que este patrocínio foi autorizado pelos atos societários correspondentes. As Notificações ao Patrocinador requeridas por este Contrato, assim como qualquer outra notificação, devem ser enviadas ao endereço ou ao número de fax especificados nos arquivos de participação da VISA DO BRASIL para o Patrocinador.

Pursuant to the Visa do Brasil Operating Regulations, the undersigned Sponsor hereby nominates and agrees to sponsor the above-named Applicant for participation in the Visa Payment Arrangements and warrants that (i) to the best of our knowledge and belief, the representations in the Payment Arrangements Participation and Trademark License Agreement entered into with Visa do Brasil Empreendimentos Ltda. ("VISA DO BRASIL") and any enclosures thereto of the above applicant are true, correct and complete, and (ii) Sponsor has been granted or has applied for, and upon acceptance of its application will be granted, membership as a Principal Member in VISA DO BRASIL Payment Arrangements. Sponsor hereby agrees to: (i) accept full and complete responsibility for the proper performance by the above Applicant of all requirements of the Visa do Brasil Operating Regulations as may be in force from time to time, (ii) take all such action and perform all such services as may be necessary to properly fulfill this obligation, (iii) immediately notify VISA DO BRASIL in writing of any termination or material modification of its service agreement with the above Applicant.

Sponsor understands that this Agreement represents a binding contractual commitment on its part, and it certifies that this sponsorship has been fully authorized by appropriate corporate action. Notice to Sponsor required by this Agreement or other notification shall be sent to the address or facsimile number for Sponsor specified in the Membership records of VISA DO BRASIL.

Aceitação pelo Patrocinador / Acknowledgement by Sponsor

Nome do representante legal / Offier name:

M. Biselli Marcelo Baldin

Cargo do representante legal / Officer title:

DIRETOR DE OPERAÇÕES CFO

Assinatura do representante legal / Officer signature:

DocuSigned by: Mateus Biselli EDA5F356A35A436... DocuSigned by: 93E8FCD63464449...

Fecha / Date:

6/7/2022 | 15:49 BRT 6/7/2022 | 13:54 BRT

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